Exhibit 99.1

MEDLEY MANAGEMENT INC. DECLARES $0.20 PER SHARE DIVIDEND AND REPORTS FIRST QUARTER 2017 RESULTS

NEW YORK, May 12, 2017 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its first quarter ended March 31, 2017.

Highlights

•	Total assets under management increased to $5.5 billion as of March 31, 2017

•	Fee earning assets under management were over $3.2 billion as of March 31, 2017

•	Issued $69 million of Medley LLC 7.25% senior unsecured notes, a portion of which were used to fully repay our remaining indebtedness under our syndicated term loan

•	U.S. GAAP net income attributable to Medley Management Inc. was $0.06 per share for Q1 2017

•	Core Net Income Per Share was $0.10 for Q1 2017

•	Declared $0.20 per share dividend for Q1 2017 payable on May 31, 2017

“In the first quarter of 2017 our AUM increased to $5.5B.  We continue to expand our product offerings and have added new talent to further diversify our alternative asset management platform,” said Brook Taube, CEO of Medley.

Results of Operations for the Three Months Ended March 31, 2017

Total revenues decreased by $3.6 million to $14.0 million for the three months ended March 31, 2017 compared to the same period in 2016. The decrease was due primarily to a decrease in Part I incentive fees from our permanent capital vehicles and a reversal of performance fees from our separately managed accounts, partly offset by an increase other revenue and fees.

Total expenses from operations decreased by $6.2 million to $7.6 million for the three months ended March 31, 2017 compared to the same period in 2016. The decrease was due to the expiration of our expense support agreement with Sierra Income Corporation ("SIC") and a decrease in performance fee compensation expense.

Total other expense, net decreased by $1.3 million to $1.4 million for the three months ended March 31, 2017 compared to the same period in 2016. The decrease was due primarily to a decrease in expense associated with our revenue share payable partly offset by an increase in interest expense.

Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC increased by $2.4 million to $3.2 million for the three months ended March 31, 2017 compared to the same period in 2016. Medley Management Inc.’s net income (loss) per share was $0.06 for the three months ended March 31, 2017 compared to $(0.01) for the same period in 2016.

Pre-Tax Core Net Income decreased by $1.6 million to $5.2 million for the three months ended March 31, 2017 compared to the same period in 2016. Core Net Income Per Share decreased by $0.03 to $0.10 for the three months ended March 31, 2017, compared to the same period in 2016. Core EBITDA decreased by $1.1 million to $7.9 million for the three months ended March 31, 2017 compared to the same period in 2016.

Investor Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212.759.0777

Media Contact:
Liz Bruce
Teneo Strategy
917.733.0876

Key Performance Indicators:

	For the Three Months Ended March 31, (unaudited)
	2017	2016
	(Amounts in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax Income	$5,063	$1,148
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	3,162	773
Net income (loss) per Class A common stock	$0.06	$(0.01)
Net Income Margin (1)	22.6%	4.4%
Weighted average shares - Basic and Diluted	5,808,626	5,851,129

Non-GAAP Data:
Pre-Tax Core Net Income (2)	$5,187	$6,761
Core Net Income (2)	4,588	5,965
Core EBITDA (3)	7,920	9,067
Core Net Income Per Share (4)	$0.10	$0.13
Core Net Income Margin (5)	21.1%	21.9%
Pro-Forma Weighted Average Shares Outstanding (6)	30,965,646	30,403,893

Other Data (at period end, in millions):
AUM	$5,452	$5,012
Fee Earning AUM	3,214	3,169

(1)	Net Income Margin equals Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income attributable to Medley Management Inc. and net income attributable to non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assumed an effective corporate tax rate of 43.0% for all periods presented. Please refer to the calculation of Core Net Income Per Share in Exhibit D for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the vesting of restricted stock units and the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented. Please refer to Exhibit D for additional details.

Fee Earning AUM

The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending balance, December 31, 2016	$2,207	$983	$3,190	69%	31%
Commitments	38	89	127
Capital reduction	—	—	—
Distributions	(27)	(58)	(85)
Change in fund value	(4)	(14)	(18)
Ending balance, March 31, 2017	$2,214	$1,000	$3,214	69%	31%

Total fee earning AUM increased by $24 million, or 1% as of March 31, 2017 compared to total fee earning AUM as of December 31, 2016. The permanent capital vehicles’ share of fee earning AUM remained at 69% as of March 31, 2017 compared to December 31, 2016.

Dividend Declaration

On May 10, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.20 per share of Class A common stock for the first quarter of 2017. The dividend will be paid on May 31, 2017 to stockholders of record as of May 22, 2017.

Conference Call and Webcast Information

We will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, May 12, 2017 to discuss our first quarter financial results.

All interested parties may participate in the conference call by dialing (877) 524-5743 approximately 5-10 minutes prior to the call.  International callers should dial (615) 247-0088. Participants should reference Medley Management Inc. and the conference ID of 9526448 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.mdly.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

About Medley

Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. As of March 31, 2017, Medley had $5.5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 15 years, Medley has provided capital to over 350 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation (NYSE:MCC) has outstanding bonds which trade on the NYSE under the symbols (NYSE:MCV), and (NYSE:MCX).

Forward-Looking Statements

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.

Non-GAAP Financial Measures

We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.

Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.

This press release does not constitute an offer for any Medley fund.

Available Information

Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended March 31, (unaudited)
	2017	2016
	(Amounts in thousands, except share and per share data)
Revenues
Management fees	$13,895	$16,263
Performance fees	(2,219)	(591)
Other revenues and fees	2,320	1,899
Total revenues	13,996	17,571

Expenses
Compensation and benefits	5,794	5,868
Performance fee compensation	(881)	(71)
General, administrative and other expenses	2,668	7,979
Total expenses	7,581	13,776

Other income (expense)
Dividend income	735	222
Interest expense	(3,647)	(2,118)
Other income (expenses), net	1,560	(751)
Total other expense, net	(1,352)	(2,647)
Income loss before income taxes	5,063	1,148
Provision for income taxes	413	112
Net income	4,650	1,036
Net income (loss) attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	1,488	263
Net income attributable to non-controlling interests in Medley LLC	2,768	679
Net income attributable to Medley Management Inc.	$394	$94

Net income (loss) per Class A common stock:
Basic	$0.06	$(0.01)
Diluted	$0.06	$(0.01)
Weighted average shares outstanding - Basic and Diluted	5,808,626	5,851,129

Exhibit B. Consolidated Statements of Comprehensive Income

	For the Three Months Ended March 31, (unaudited)
	2017	2016
	(Amounts in thousands)
Net income	$4,650	$1,036
Other comprehensive income:
Change in fair value of available-for-sale securities	485	—
Total comprehensive income	5,135	1,036
Comprehensive income attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	1,812	263
Comprehensive income attributable to Medley LLC	2,897	679
Comprehensive income attributable to Medley Management Inc.	$426	$94

Exhibit C. Reconciliation of Core Net Income and Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended March 31, (unaudited)
	2017	2016
	(Amounts in thousands)
Net income attributable to Medley Management Inc.	$394	$94
Net income attributable to non-controlling interests in Medley LLC	2,768	679
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$3,162	$773
Reimbursable fund startup expenses	—	5,203
IPO date award stock-based compensation	(661)	673
Other non-core items (1)	2,273	—
Income tax expense on adjustments	(186)	(684)
Core Net Income	$4,588	$5,965
Interest expense	2,498	2,118
Income taxes	599	796
Depreciation and amortization	235	188
Core EBITDA	$7,920	$9,067

(1)
For the three months ended March 31, 2017, other non-core items consist of $1.2 million in additional interest expense associated with the acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of senior unsecured debt and $1.1 million in severance costs to former employees. There were no such charges during the three months ended March 31, 2016.

Exhibit D. Calculation of Core Net Income Per Share

	For the Three Months Ended March 31, (unaudited)
	2017	2016
	(Amounts in thousands, except share and per share amounts)
Numerator
Core Net Income	$4,588	$5,965
Add: Income taxes	599	796
Pre-Tax Core Net Income	5,187	6,761

Denominator
Class A common stock	5,808,626	5,851,129
Conversion of LLC Units to Class A common stock	23,333,333	23,333,333
Restricted Stock Units and Restricted LLC Units	1,823,687	1,219,431
Pro-Forma Weighted Average Shares Outstanding (1)	30,965,646	30,403,893
Pre-Tax Core Net Income Per Share	$0.17	$0.22
Less: corporate income taxes per share (2)	(0.07)	(0.09)
Core Net Income Per Share	$0.10	$0.13

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units and in 2017, restricted LLC units during each of the periods presented and conversion of such restricted LLC units for an equal number of shares of Class A common stock.

(2)
Represents a per share adjustment for income taxes assuming that all of our pre-tax earnings were subject to federal, state and local income taxes. We assumed an effective corporate tax rate of 43.0% for all periods presented.

Exhibit E. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended March 31, (unaudited)
	2017	2016

Net Income Margin	22.6%	4.4%
Reimbursable fund startup expenses (1)	—%	29.6%
IPO date award stock-based compensation (1)	(4.7)%	3.8%
Other non-core items (1)(2)	16.2%	—%
Provision for income taxes (1)	2.9%	0.6%
Corporate income taxes (3)	(15.9)%	(16.5)%
Core Net Income Margin	21.1%	21.9%

(1)	Adjustments to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)
For the three months ended March 31, 2017, other non-core items consist of $1.2 million in additional interest expense associated with the acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of senior unsecured debt and $1.1 million in severance costs to former employees. There were no such charges during the three months ended March 31, 2016.

(3)
Assumes that all of our pre-tax earnings, including adjustments above, are subject to federal, state and local income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 43.0% and presented the calculation as a percentage of total revenue.

Exhibit F. Consolidated Balance Sheets of Medley Management Inc.

	As of March 31, 2017	As of December 31, 2016

	(Amounts in thousands)
Assets
Cash and cash equivalents	$63,245	$49,666
Restricted cash equivalents	7,554	4,897
Investments, at fair value	36,311	31,904
Management fees receivable	11,226	12,630
Performance fees receivable	2,744	4,961
Other assets	17,393	18,311
Total assets	$138,473	$122,369

Liabilities and Equity
Loans payable	$8,736	$52,178
Senior unsecured debt	116,480	49,793
Accounts payable, accrued expenses and other liabilities	27,723	37,255
Total liabilities	152,939	139,226

Redeemable Non-controlling Interests	36,041	30,805

Equity
Class A common stock	58	58
Class B common stock	—	—
Additional paid in capital (capital deficit)	3,911	3,310
Accumulated other comprehensive income (loss)	65	33
Retained earnings (accumulated deficit)	(6,164)	(5,254)
Total stockholders' equity (deficit), Medley Management Inc.	(2,130)	(1,853)
Non-controlling interests in consolidated subsidiaries	(1,714)	(1,717)
Non-controlling interests in Medley LLC	(46,663)	(44,092)
Total equity (deficit)	(50,507)	(47,662)
Total liabilities, redeemable non-controlling interests and equity	$138,473	$122,369